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BNY/Ivy Multi-Strategy Hedge Fund LLC

                                   EXHIBIT D

                        NOTICE OF WITHDRAWAL OF TENDER

                            Regarding Interests in

                     BNY/Ivy Multi-Strategy Hedge Fund LLC

                  Tendered Pursuant to the Offer to Purchase
                            Dated October 24, 2007

                  THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE
            AT , AND THIS NOTICE OF WITHDRAWAL MUST BE RECEIVED BY
               THE COMPANY BY, 12:00 MIDNIGHT, EASTERN TIME, ON
                NOVEMBER 21, 2007 UNLESS THE OFFER IS EXTENDED.

         Complete This Notice of Withdrawal And Return Or Deliver To:

                             The Bank of New York
                            101 Barclay Street, 20W
                              New York, NY 10286

                          Attn: Global Fund Services

                          For additional information:

                             Phone: (877) 470-9122

                              Fax: (212) 815-5515

                                      D-1

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BNY/Ivy Multi-Strategy Hedge Fund LLC

Ladies and Gentlemen:

The undersigned wishes to withdraw the tender of its limited liability company interest in BNY/Ivy Multi-Strategy Hedge Fund LLC (the "Company"), or the tender of a portion of such interest, for purchase by the Company that previously was submitted by the undersigned in a Letter of Transmittal dated
_____________.

This tender was in the amount of:

[ ] Entire limited liability company interest.

[ ] Portion of limited liability company interest expressed as a specific dollar value
    $ _____________

[ ] Portion of limited liability company interest in excess of the Required
    Minimum Balance.

    The undersigned recognizes that upon the submission on a timely basis of this Notice of Withdrawal of Tender, properly executed, the interest in the Company (or portion of the interest) previously tendered will not be purchased by the Company upon expiration of the tender offer described above.

                                      D-2

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BNY/Ivy Multi-Strategy Hedge Fund LLC

Signature(s).

 For Individual Investors and Joint
 Tenants:                               For Other Investors:

 -------------------------------------  -------------------------------------
 Signature                              Print Name of Investor
 (Signature of Owner(s) Exactly as
 Appeared on Subscription Agreement)

 -------------------------------------  -------------------------------------
 Print Name of Investor                 Signature
                                        (Signature of Owner(s) Exactly as
                                        Appeared on Subscription Agreement)

 -------------------------------------  -------------------------------------
 Joint Tenant Signature if necessary    Print Name of Signatory and Title
 (Signature of Owner(s) Exactly as
 Appeared on Subscription Agreement)

 -------------------------------------  -------------------------------------
 Print Name of Joint Tenant             Co-signatory if necessary
                                        (Signature of Owner(s) Exactly as
                                        Appeared on Subscription Agreement)

                                        -------------------------------------
                                        Print Name and Title of Co-signatory

Date:__________

                                      D-3